Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

WRIGHT & COMPANY, INC.

Titan Energy, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Ladies and Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Titan Energy, LLC and any amendment thereof, and in the related Prospectus, of information relating to our report of Titan Energy, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics effective January 1, 2017, for the fiscal year ended December 31, 2016, and our corresponding report letter, dated February 8, 2017, in the Registration Statement. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption “Experts.”

Very truly yours,

By:	/s/ D. RANDALL WRIGHT
D. Randall Wright
President

Wright & Company, Inc.

Brentwood, Tennessee

May 1, 2017